UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 8, 2005

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

(281) 367-1983

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 1, 2005, TETRA Technologies, Inc. announced that representatives of the Company would be attending the Raymond James & Associates 26th Annual Institutional Investor Conference today, March 8, 2005, in Orlando, Florida. Attached is a portion of the presentation materials which include the oil and gas reserve data for the year ended December 31, 2004 for the Company’s subsidiary, Maritech Resources, Inc. As previously announced, an audio-only version of the presentation will be available online at http://www.wsw.com/webcast/rjii05/tti/. Presentation materials, including the material attached, will be available in the Investor Relations section of TETRA’s website, www.tetratec.com.

The information furnished in this Item 7.01 and Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Maritech Resources, Inc. Year-End Reserve Data, Presented on March 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: March 8, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Maritech Resources, Inc. Year-End Reserve Data, Presented on March 8, 2005